Exhibit 23.3

MICON INTERNATIONAL LIMITED

CONSENT OF MICON INTERNATIONAL LIMITED

We hereby consent to the incorporation by reference of any mineralized material and other analyses performed by us in our capacity as an independent consultant to Golden Minerals Company (the “Company”) which are set forth in the Company’s Current Report on Form 8-K filed on October 6, 2010, in the Company’s Registration Statement on Form S-8 relating to the issuance of securities under the Company’s 2009 Equity Incentive Plan.

Dated: November 18, 2010	MICON INTERNATIONAL LIMITED

	By:	/s/ Christopher Jacobs

	Title:	Vice President